UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED MAY 29, 2026

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 2, 2026

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Purple Innovation, Inc., a Delaware corporation (the “Company,” “Purple,” “we” or “our”), will be held on July 2, 2026, at 10:00 a.m. Mountain Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.      REVERSE STOCK SPLIT.    Approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Class A common stock and Class B common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-30, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendment (the “Reverse Stock Split Proposal”);

2.      ADJOURNMENT.    Approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal.

Only stockholders of record at the close of business on May 28, 2026, are entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. We recommend that stockholders vote “FOR” Proposals 1 and 2 listed above. Our stock transfer books will remain open between the record date and the date of the meeting. Beginning two days after notice of our Special Meeting is given, a list of stockholders eligible to vote at the Special Meeting will be available for inspection by stockholders at our principal office at any time during business hours up to the Special Meeting.

The Special Meeting will be conducted exclusively via live audio webcast and online stockholder tools. To attend and vote at the Special Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 30, 2026, at 5:00 p.m. Eastern Time. Stockholders who register will be able to attend and listen to the Special Meeting live, submit questions and vote their shares electronically at the Special Meeting from virtually any location around the world. There will be no physical meeting location. Even if you plan on participating in the Special Meeting via the Internet, to ensure your representation at the Special Meeting, we encourage you to vote as soon as possible. You may vote by Internet using the control number described on your proxy card. You may also vote by completing, signing, dating, and mailing the proxy card. To ensure that all your shares are voted, if your shares are represented by more than one proxy card please vote once for each proxy card you receive. You may revoke your proxy at any time prior to the Special Meeting.

If you attend the Special Meeting and vote via the Internet, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you.

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND SUBMITTING YOUR PROXY CARD AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 2, 2026: The proxy statement is available at https://annualgeneralmeetings.com/prplsp2026

PURPLE INNOVATION, INC.
By Order of the Board of Directors,
/s/ Robert Lucian
Robert Lucian
Chief Financial Officer
Lehi, Utah, , 2026

PURPLE INNOVATION, INC.
4100 North Chapel Ridge Road
Suite 200
Lehi, Utah 84048
(801) 756-2600

_______________________

PROXY STATEMENT

_______________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of Purple Innovation, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its Special Meeting of Stockholders to be held at 10:00 a.m. Mountain Time on July 2, 2026, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement. The Special Meeting will be held exclusively via live audio webcast and online stockholder tools. There will not be any option to attend the meeting in person.

This proxy statement along with a proxy card are first being mailed to the Company’s stockholders on or about June 10, 2026. The proxy statement can be accessed directly at https://annualgeneralmeetings.com/prplsp2026 using the control number located on your proxy card. Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later dated proxy and delivering it to our Corporate Secretary, or by attending and voting at the Special Meeting (although attendance at the Special Meeting will not, in and of itself, constitute a revocation of the proxy). If you hold shares through a broker, bank, or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions. If you wish to vote online during the Special Meeting, you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders who owned Purple Innovation, Inc. Class A Stock, par value $0.0001 per share (the “Class A Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Stock” and together with the Class A Stock, the “Common Stock”), at the close of business on May 28, 2026 (the “Record Date”) are entitled to receive notice of, virtually attend and vote at, the Special Meeting.

Each share of Class A Stock and Class B Stock, voting together as a single class, is entitled to one vote. On the Record Date, there were 108,825,636 shares of Class A Stock outstanding, and 163,052 shares of Class B Stock outstanding, together constituting a total of 108,988,688 votes.

To constitute a quorum for the conduct of business at the Special Meeting, a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting must be represented, in person or by proxy, at the Special Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Proposals No.1 and No. 2 are considered routine matters under the rules of the NYSE and, therefore, discretionary voting by brokers and other nominees will be allowed.

The voting standards for the two matters to be acted upon at the Special Meeting are as follows:

•        Proposals No. 1 and No. 2. Pursuant to our Third Amended and Restated Bylaws (the “Bylaws”), Proposals No. 1 and No. 2 will be approved if a majority of the votes cast by stockholders present at the Special Meeting or represented by proxy at the Special Meeting and entitled to vote thereon vote in favor of the proposal, meaning the proposal must receive more “for” votes than “against” votes.

Shares not present virtually or represented by proxy at the Special Meeting and broker non-votes will have no effect on the determination of any of the proposals.

i

SPECIAL MEETING OF STOCKHOLDERS

Our Board is soliciting your proxy to vote at our Special Meeting to be held on July 2, 2026, at 10:00 a.m., Mountain Time. The Special Meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders on the Record Date will be able to attend and listen to the Special Meeting live, submit questions and vote their shares electronically at the Special Meeting from virtually any location around the world. To attend and vote at the Special Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 30, 2026, at 5:00 p.m. Eastern Time. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Special Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

This proxy statement summarizes information about the proposals to be considered for stockholder approval at the Special Meeting and other information you may find useful in determining how to vote.

The proxy card is how you authorize another person to vote your shares in accordance with your instructions. Robert Lucian, our Chief Financial Officer, and Dan Munro, our Deputy General Counsel, have been designated as the proxies to cast the votes of our stockholders represented by duly submitted proxies at the Special Meeting.

This proxy statement and a proxy card are first being mailed on or about June 10, 2026. The proxy statement can be accessed directly at https://annualgeneralmeetings.com/prplsp2026 using the control number located on your proxy card.

Information About the Special Meeting

When is the Special Meeting?

The Special Meeting will be held at 10:00 a.m., Mountain Time, on July 2, 2026.

Where is the Special Meeting?

The Special Meeting will be a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders on the Record Date will be able to attend and listen to the Special Meeting live, submit questions and vote their shares electronically at the Special Meeting from virtually any location around the world. To attend and vote at the Special Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 30, 2026, at 5:00 p.m. Eastern Time. We will ensure that all attending stockholders or their proxyholders can participate, submit questions and vote their shares. As always, we encourage you to vote your shares prior to the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the matters listed in the Notice of Special Meeting of Stockholders and any other matters that properly come before the stockholders at the Special Meeting.

Who can attend the Special Meeting?

You (or your authorized representative) are entitled to participate in the Special Meeting if you were a stockholder of record as of the Record Date or hold a legal proxy for the meeting provided by your broker, bank or other nominee. To attend and vote at the Special Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 30, 2026, at 5:00 p.m. Eastern Time.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid Special Meeting for the approval of matters submitted for a stockholder vote. The presence at the Special Meeting, in person or by proxy, of a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Special Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 108,825,636 shares of Class A Stock outstanding, and 163,052 shares of Class B Stock outstanding, together constituting a total of 108,988,688 votes.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Special Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

1.      Proposal No. 1:    “FOR” the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split.

2.      Proposal No. 2:    “FOR” the approval of an adjournment of the Special Meeting.

The proxy holders will vote at their own discretion with respect to any other matter that properly comes before the stockholders at the Special Meeting.

Why are you conducting a virtual-only Special Meeting?

We are conducting the Special Meeting in a virtual format, similar to the past several years, because it provides our stockholders with expanded access to the Special Meeting regardless of physical location and allows stockholders who would not otherwise be able to attend the Special Meeting the opportunity to do so. Like our prior in-person and virtual annual meetings, we will provide our stockholders with the opportunity to submit questions at the Special Meeting.

What if I experience technical issues with the virtual meeting platform?

All stockholders who register to attend the Special Meeting will receive an email prior to the Special Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions, we will still proceed with the Special Meeting.

What is the deadline for voting?

The deadline for voting by Internet is 11:59 p.m. Mountain Time on July 1, 2026. Votes cast by mail must be received no later than 11:59 p.m. Mountain Time on July 1, 2026. If you attend the virtual Special Meeting, you may vote your shares electronically during the Special Meeting. Any votes submitted after the closing of the polls at the Special Meeting will not be counted.

VOTING AND RELATED MATTERS

Voting Procedures

The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section of this proxy statement. All stockholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting. Each share of Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Special Meeting for stockholder approval.

Methods of Voting

You may vote via the Internet by following the instructions on your proxy card and using the control number on that proxy card before the Special Meeting. You may also vote by mail by completing and returning your proxy card. You may vote at the Special Meeting by following the voting instructions provided for the meeting and using your control number. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential, except in certain circumstances where it is important to protect the interests of Purple and its stockholders.

Voting by Internet

You may vote via the Internet by following the instructions on your proxy card and using the control number on that card to submit your voting instructions before the polls close at 11:59 p.m. Mountain Time on July 1, 2026.

Voting by Mail

If you choose to vote by mail, you may vote by mail by completing, signing and dating your proxy card and returning it to the address provided on your proxy card prior to the polls closing at 11:59 p.m. Mountain Time on July 1, 2026 (proxy cards received after the polls are closed on July 1, 2026, will not be counted). Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

Voting at the Meeting

If you intend to attend the Special Meeting and to vote electronically, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 30, 2026, at 5:00 p.m. Eastern Time. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote electronically at the Special Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Special Meeting, you must, in addition to registering in advance at https://register.proxypush.com/PRPL, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Special Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@pacificstocktransfer.com. You may also mail or fax proof of your legal proxy to:

Pacific Stock Transfer, Inc.,
Attn: Angela L. Lamb
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119

Requests for registration must be labeled as “Legal Proxy” and be received no later than June 30, 2026, at 5:00 p.m. Eastern Time. You will receive confirmation of your registration to vote at the Special Meeting by email after we receive your registration materials, including instructions for voting at the Special Meeting. We will also post a recording of the Special Meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Special Meeting. To do this, you must, before the deadline stated above:

•        provide written notice of the revocation addressed to our Corporate Secretary at our principal executive office, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048; or

•        attend the Special Meeting and vote electronically.

You may also change your vote at any time before the proxy is exercised by submitting a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the Special Meeting in person and request to recast your vote. Attendance at the Special Meeting will not, by itself, revoke a previously granted proxy.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice and vote at the Special Meeting. On the Record Date, there were 108,825,636 shares of Class A Stock outstanding, and 163,052 shares of Class B Stock outstanding, together constituting a total of 108,988,688 votes. Each holder of Common Stock voting at the Special Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the Special Meeting.

The presence, electronically or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)    The amendment to our Certificate of Incorporation to effect a reverse stock split will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Special Meeting and entitled to vote thereon vote in favor of the proposal.

(2)    The adjournment of the Special Meeting will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Special Meeting entitled to vote thereon vote in favor of the proposal.

Votes cast by proxy or electronically at the Special Meeting will be tabulated by the election inspector appointed for the Special Meeting and who will determine whether a quorum is present. The election inspector will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. Regarding Proposals 1, and 2, abstentions will not be counted towards the tabulations of votes cast on such proposal presented because they are not considered votes cast.

A broker non-vote occurs when a broker does not vote on a particular proposal with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”) because the broker has not received voting instructions from the beneficial owner. Under the rules of the NYSE that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the reverse stock split and the adjournment of the special meeting. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposals No.1 and No. 2. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Special Meeting for the purpose of transacting stockholder business.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the Special Meeting as directed. If no specification is indicated, the shares will be voted:

(1)    “FOR” the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split; and

(2)    “FOR” the approval of an adjournment of the Special Meeting.

Voting Results

Voting results will be announced at the Special Meeting and published in a Current Report on Form 8-K that will be filed with the SEC within four business days after the Special Meeting.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We do not presently intend to solicit proxies other than by e-mail and mail.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, investors.purple.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will also provide upon written request, without charge to each stockholder of record as of the Record Date, copies of our 2025 Form 10-K. Any exhibits listed in the 2025 Forms 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Chief Financial Officer at our executive offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048, to the attention of Robert Lucian, Chief Financial Officer

This proxy statement is also available at: https://annualgeneralmeetings.com/prplsp2026. All our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov. Our Class A Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “PRPL,” and reports and other information on the Company can be reviewed at the office of Nasdaq.

If you have more questions about the Special Meeting or require assistance in submitting your proxy or registering to attend the virtual Special Meeting to vote your shares, please contact Dan Munro, our Deputy General Counsel, at (801) 756-2600 ext. 6304 or by email at dan.mu@purple.com. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on July 2, 2026: This proxy statement is available at https://annualgeneralmeetings.com/prplsp2026.

PROPOSAL NO. 1 — APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

Our Board has adopted and is recommending that our stockholders approve an amendment to our Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of our Class A Stock and Class B Stock at a ratio ranging from any whole number from and including 1-for-10 to 1-for-30, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”). Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of proposed Amendment, which would be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve the Amendment pursuant to which a whole number of outstanding shares of our Class A Stock and Class B Stock between ten (10) and thirty (30), inclusive, would be combined into one share of our Class A Stock and Class B Stock, as applicable. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the reverse stock split and, if so, to determine the reverse stock split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, and all other amendments will be abandoned. The Board may also elect not to effect the Reverse Stock Split.

The Board’s decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, the historical, existing and expected trading price of our Class A Stock, the anticipated impact of the reverse stock split on the trading price and number of holders of our Class A Stock, and the continued listing requirements of The Nasdaq Global Select Market. Although our stockholders may approve the Reverse Stock Split Proposal, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A Stock and Class B Stock by a ratio in the range of 1-for-10 to 1-for-30 but would not effect a decrease to the number of shares of Class A Stock or Class B Stock that the Company will be authorized to issue, the proposed Amendment would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Principal Effects of the Reverse Stock Split-Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

On May 28, 2026, the Board approved the proposed Amendment to effect the Reverse Stock Split for the following reasons. The Board believes that:

•        Effecting the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our Class A Stock on The Nasdaq Global Select Market;

•        Continued listing on The Nasdaq Global Select Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Global Select Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes. Such increases in visibility and liquidity could also help facilitate future financings; and

•        Continued listing on The Nasdaq Global Select Market and a higher stock price, which may be achieved through a Reverse Stock Split, could help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our Class A Stock is quoted on The Nasdaq Global Select Market under the symbol “PRPL.” One of the requirements for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) is maintenance of a minimum closing bid price of $1.00. On May 28, 2026, the closing market price per share of our Class A Stock was $0.4164, as reported by The Nasdaq Global Select Market.

On November 5, 2025, we received a written notification from Nasdaq notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our Class A Stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided an initial period of 180 calendar days, or until May 4, 2026, to regain compliance with the minimum bid price requirement of $1.00 per share. We did not regain compliance with the minimum bid price requirement and were not eligible for a second 180-day remediation period. Accordingly, unless we requested an appeal by May 12, 2026, of such determination, Nasdaq determined that our Class A Stock would be scheduled for delisting from Nasdaq and would be suspended at the opening of business on May 14, 2026, and a Form 25-NSE would be filed with the SEC, which would remove our Class A Stock from listing and registration on Nasdaq.

We timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which is scheduled for June 11, 2026. The hearing request is expected to stay the suspension of our Class A Stock and the filing of the Form 25-NSE pending the Panel’s decision. We expect that our Class A Stock will continue to trade on Nasdaq pending the conclusion of the hearing process.

In the event that our Class A Stock were to be delisted from The Nasdaq Global Select Market, it would likely trade in the over-the-counter market. If our Class A Stock were to trade on the over-the-counter market, selling it could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Class A Stock is delisted, broker-dealers may have internal policies and practices and/or certain regulatory burdens imposed upon them that may discourage broker-dealers from effecting transactions in our Class A Stock, further limiting the liquidity of our Class A Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Stock. Such delisting from The Nasdaq Global Select Market and continued or further decline in our stock price could also result in negative publicity, impair our ability to raise additional necessary capital through equity or debt financing and impact our ability to attract, retain and motivate our employees. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Class A Stock could allow a broader range of institutions to invest in our common stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Class A Stock.

In light of the factors mentioned above, our Board approved the proposed Amendment to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our Class A Stock above $1.00 per share in compliance with Nasdaq requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the reverse stock split. The reverse stock split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-30, inclusive. The Board also has the authority to not effect the Reverse Stock Split.

In determining the ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board may consider a number of factors, including, without limitation:

•        our ability to maintain the listing of our Class A Stock on The Nasdaq Global Select Market;

•        the historical trading price and trading volume of our Class A Stock;

•        the number of shares of our Class A Stock outstanding immediately before and after the Reverse Stock Split;

•        the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase Class A Stock and the related impact on the trading price of the Company’s Class A Stock;

•        the then-prevailing trading price and trading volume of our Class A Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A Stock;

•        the anticipated impact of a particular ratio on the number of holders of our Class A Stock; and

•        prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the reverse stock split ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A Stock. There is no assurance that:

•        The market price per share of our Class A Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Stock outstanding before the Reverse Stock Split;

•        The Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A Stock by institutional investors or increase analyst and broker interest in our Company;

•        The Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•        The market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Class A Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Class A Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Class A Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A Stock.

The market price of our Class A Stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our Class A Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of our Class A Stock after implementation of the Reverse Stock Split, when and if implemented, may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of our Class A Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we aim that the Reverse Stock Split will be sufficient to maintain our listing on The Nasdaq Global Select Market, it is possible that, even if the Reverse Stock Split results in a bid price for our Class A Stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our Class A Stock on The Nasdaq Global Select Market.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A Stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the stockholders approve this proposal and the Board implements the Reverse Stock Split, we will amend and restate Section 4.1 of our Certificate of Incorporation relating to our authorized capital, in its entirety to read as follows:

“Section 4.1 Authorized Stock.    The total number of shares of all classes of capital stock which the Corporation is authorized to issue is Three Hundred and Five Million (305,000,000) shares, consisting of (a) Two Hundred and Ten Million (210,000,000) shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (b) Ninety Million (90,000,000) shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class will be required therefor. Notwithstanding the foregoing, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the exchange of Class B Common Stock and Class B Units (as defined in Article XI) pursuant to the Exchange Agreement (as defined in Article XI) and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Effective at            on            , 2026 (the “Reverse Stock Split Effective Time”), a one-for-            reverse stock split of the Corporation’s Class A Common Stock and Class B Common Stock shall become effective, pursuant to which: (i) each            shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Class A Common Stock from and after the Reverse Stock Split Effective Time, and (ii) each             shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Common Stock from and after the Reverse Stock Split Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Class A Common Stock or Class B Common Stock will be issued in connection with the Reverse Stock Split. Any fractional shares of Class A Common Stock or Class B Common Stock that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share; provided, that where shares are held in certificated form, the surrender of a stockholder’s Old Certificates (as defined below) will be required. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.”

Issued and Outstanding Shares of Class A Stock and Class B Stock

If the Reverse Stock Split is approved and effected, each holder of our Class A Stock and Class B Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class A Stock or Class B Stock, as applicable, upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Class A Stock and Class B Stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of Class A Stock and Class B Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company. After the Reverse Stock Split, the shares of our Class A Stock and Class B Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects as now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The Company has not issued any outstanding certificated shares of Class A Stock or Class B Stock as of May 28, 2026 and does not expect to issue any certificated shares prior to the effectiveness of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR CLASS A STOCK ON THE NASDAQ GLOBAL SELECT MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR CLASS A STOCK.

Principal Effects of Relative Increase in Number of Authorized Shares of our Class A Stock and Class B Stock

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 210,000,000 shares of Class A Stock, par value $0.0001 per share, 90,000,000 shares of Class B Stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share (collectively, our “capital stock”). Although the number of authorized shares of capital stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A Stock and Class B Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A Stock and Class B Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. The purpose of the relative increase in the amount of authorized and unissued shares of our Class A Stock and Class B Stock is to allow our Company the ability to issue additional shares of Class A Stock and Class B Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our Company’s stockholders to approve an increase in the authorized number of shares of common stock each time any such an action is contemplated. If the proposed Amendment is approved and a Reverse Stock Split is implemented, all or any of the authorized and unissued shares of Class A Stock and Class B Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, subject to any limitations in our Certificate of Incorporation, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of Class A Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of such common stock, including the right to cast one vote per share. When and if additional shares of Class B Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of such Class B Stock. Except pursuant to the Company’s equity incentive plans for our employees and directors and outstanding warrants, our Company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of capital stock. However, the Company regularly considers its capital requirements and may conduct equity offerings in the future.

Because our stockholders generally do not have preemptive rights to purchase or subscribe for any of our unissued common stock, the future issuance of additional shares of common stock would ordinarily reduce our stockholders’ percentage ownership interests on a pro rata basis; however, Coliseum has contractual preemptive rights that may allow it to purchase additional shares to maintain its pro rata ownership. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the common stock. If these factors were reflected in the price per share of our Class A Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effect on Outstanding Equity Incentive Plans and Warrants

The Company maintains the Purple Innovation, Inc. 2017 Equity Incentive Plan as amended (“2017 Plan”), which is designed primarily to provide stock-based incentives to individual service providers of the Company. As of May 28, 2026, options to purchase 1,506,000 shares of our Class A Stock or Class B Stock and 500,000 restricted stock units underlying Class A Stock or Class B Stock were outstanding under the 2017 Plan. In the event of a reverse stock split, a

Committee (as defined in the 2017 Plan) determines appropriate adjustments to awards granted and share-based limits under the 2017 Plan in accordance with the terms of the 2017 Plan. Accordingly, if the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time (as defined below), (i) the number of shares of Class A Stock or Class B Stock issuable upon exercise or vesting of such awards under the 2017 Plan would be proportionally reduced based on the reverse stock split ratio selected by the Committee and (ii) and any per share exercise price applicable to such awards would be proportionally increased based on the reverse stock split ratio selected by the Committee, subject to the terms of the 2017 Plan and the award agreement. In addition, the number of shares available for future issuance and any share-based award limits under the 2017 Plan will be proportionately reduced based on the reverse stock split ratio selected by our Board. All outstanding restricted stock units and options to purchase shares of our Class A Stock and Class B Stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split such that the number of shares issuable upon the exercise or vesting of each award would be reduced, and the exercise price per share would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split (rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable).

In addition, we have issued to third party investors and others warrants to purchase shares of our Class A Stock. As of May 28, 2026, we had issued and outstanding warrants to purchase up to 40,786,885 shares of our Class A Stock. If the Reverse Stock Split Proposal is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, the number of shares issuable upon exercise will be reduced proportionally and the exercise price of the Company’s outstanding warrants will be increased proportionately.

Our Board has also authorized the Company to effect any other changes to the 2017 Plan or warrants as necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

Effects of the Amendment on our Common Stock

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible reverse stock split if the Reverse Stock Split is effected at a ratio of 1-for-10, 1-for-15, 1-for-20, 1-for-25, or 1-for-30 based on share information as of the close of business on May 28, 2026. The below chart does not give effect to the treatment of fractional shares following the Reverse Stock Split and does not give effect to any other changes, including any issuance of securities, after May 28, 2026.

	Class A
	Number of shares of common stock before Reverse Stock Split	1-for-10	1-for-15	1-for-20	1-for-25	1-for-30
Authorized	210,000,000	210,000,000	210,000,000	210,000,000	210,000,000	210,000,000
Issued and Outstanding	108,825,636	10,882,564	7,255,043	5,441,282	4,353,026	3,627,522
Issuable under Outstanding Warrants	40,786,885	4,078,689	2,719,126	2,039,344	1,631,476	1,359,563
Issuable under Outstanding Stock Options	500,000	50,000	33,333	25,000	20,000	16,667
Issuable under Outstanding Restricted Stock Units	725,810	72,581	48,387	36,291	29,032	24,194
Reserved for Issuance(1)	2,880,000	288,000	192,000	144,000	115,200	96,000
Authorized but Unissued(2)	56,281,669	194,628,167	199,752,111	202,314,083	203,851,267	204,876,056

	Class B
	Number of shares of common stock before Reverse Stock Split	1-for-10	1-for-15	1-for-20	1-for-25	1-for-30
Authorized	90,000,000	90,000,000	90,000,000	90,000,000	90,000,000	90,000,000
Issued and Outstanding	163,052	16,305	10,870	8,153	6,522	5,435
Authorized but Unissued(2)	89,836,948	89,983,695	89,989,130	89,991,847	89,993,478	89,994,565

____________

(1)      Shares reserved for future issuance under the Company’s existing equity incentive plan, excluding shares issuable under outstanding stock options.

(2)      Shares authorized but unissued represent Class A Stock or Class B Stock, as applicable, available for future issuance beyond shares outstanding as of May 28, 2026 and shares issuable under outstanding warrants, restricted stock units and stock options.

Procedure for Effecting Reverse Stock Split

If the proposed Amendment is approved by the Company’s stockholders and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at such time set forth in the Amendment filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the Reverse Stock Split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders of record will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of common stock you hold.

Fractional Shares

No fractional shares of common stock will be issued in connection with the reverse stock split. Instead, any fractional share that would otherwise result from the reverse stock split will be rounded up to the next whole share of common stock. Fractional share ownership will be determined at the level of each registered holder of record — that is, at the level of each participant in The Depository Trust Company (“DTC”) or other registered holder on the Company’s books, and not at the level of the underlying beneficial owners of our Common Stock.

Because most of our stockholders hold their shares in “street name” through a broker, bank, or other nominee, those intermediaries (as DTC participants or registered holders) will have their aggregate share positions rounded up on a combined basis. This means that a beneficial owner holding shares through a broker or other nominee may or may not receive the benefit of a round-up, depending on how that intermediary aggregates and allocates share positions among its customers. The Company has no control over how any broker, bank, or other nominee processes the reverse stock split with respect to the beneficial owners whose shares are held in its name, and stockholders are encouraged to contact their broker, bank, or other nominee for information about how their shares will be treated.

Accounting Matters

If the Reverse Stock Split is effected, the par value per share of our Class A Stock and Class B Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Class A Stock and Class B Stock will be reduced proportionally based on the reverse stock split ratio selected by the Board, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss of our Class A Stock and Class B Stock will be increased because there will be fewer shares of common stock outstanding. The effects of the Reverse Stock Split will be applied retrospectively to the Company’s consolidated balance sheets, consolidated statements of changes in stockholders’ equity (deficit), and per share amounts for all periods presented for all financial statements not yet issued. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

No Dissenters’ Rights of Appraisal

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to dissenters’ rights of appraisal with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right or any similar right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of our common stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners, Directors, and Management.” However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendment

Because the proposed Amendment, if filed with the Secretary of State of the State of Delaware, will result in a relative increase in the number of authorized but unissued shares of our Class A Stock and Class B Stock, and the Amendment, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board. A relative increase in the number of our authorized shares could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of Class A Stock or Class B Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of Class A Stock or Class B Stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally.

As stated above, we have no present intent to use the relative increase in the number of authorized shares of our Class A Stock and Class B Stock for anti-takeover purposes, and the proposed Amendment is not part of a plan by the Board of Directors to adopt a series of anti-takeover provisions; however, if the proposed Amendment is approved by the stockholders, then a greater number of shares of our Class A Stock and Class B Stock would be available for such purpose than is currently available. The Reverse Stock Split Proposal, including the relative increase in the number of authorized shares, is not the result of any attempt to obtain control of the Company and the Board of Directors has no present intent to authorize the issuance of additional shares of common stock to discourage any such efforts if they were to arise.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion is a general summary of certain material U.S. Federal income tax considerations applicable to “U.S. holders” (as defined below) arising from and relating to the Reverse Stock Split.

This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. holder arising from and relating to the Reverse Stock Split. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. holder that may affect the U.S. federal income tax considerations applicable to such U.S. holder, including, without limitation, specific tax considerations applicable to a U.S. holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax considerations applicable to U.S. holders arising from and relating to the Reverse Stock Split. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local and non-U.S. tax considerations arising from and relating to the Reverse Stock Split.

We have not sought, and will not seek, an opinion of legal counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax considerations applicable to a U.S. holder arising from and relating to the Reverse Stock Split. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (whether final, temporary or proposed) promulgated thereunder (“Treasury Regulations”), U.S. judicial authorities, published IRS rulings, published administrative positions of the IRS, and other applicable authorities, all as applicable and, in each case, currently in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal income tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequence as it relates to the Reverse Stock Split.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that for U.S. Federal income tax purposes, is or is treated as:

(i)     an individual who is a citizen or resident of the United States;

(ii)    a corporation organized under the laws of the United States, any state thereof, or the District of Columbia;

(iii)   an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)   a trust that (a) is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address the U.S. federal income tax considerations applicable to U.S. holders that are subject to special provisions under the Code, including, but not limited to, U.S. holders that: (i) are subject to the alternative minimum tax; (ii) are banks, insurance companies, underwriters, or other financial institutions; (iii) are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (iv) are dealers in securities or commodities; (v) are regulated investment companies or real estate investment trusts; (vi) are partnerships or S corporations (or other “pass-through” entities for U.S. federal income tax purposes and their partners, shareholders or members); (vii) are traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings; (viii) have a “functional currency” other than the U.S. dollar; (ix) own our common stock as part of a position in a hedging transaction, straddle, conversion transaction or other integrated transaction; (x) acquire shares of our common stock in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (xi) hold our common stock as qualified small business stock within the meaning of Section 1202 of the Code; (xii) are U.S. expatriates or former long-term residents of the U.S.; (xiii) own, have owned or will own (directly, indirectly or by attribution) 10% or more of the total vote or value of our stock; (xiv) are subject to special tax accounting rules with respect to our common stock; or (xv) hold our common stock in connection with a trade or business, permanent establishment, or fixed base outside the United States. U.S. holders that are subject to special provisions under the Code, including, but not limited to, U.S. holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local and non-U.S. tax considerations arising from and relating to the Reverse Stock Split.

If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax considerations applicable to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners or participants). This summary does not address the tax considerations applicable to any such entity or arrangement or partner (or other owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other pass-through entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations arising from and relating to the Reverse Stock Split.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes. Except as described below with respect to the receipt of any additional fractions of a share of common stock received as a result of the rounding up of a whole share of common stock in lieu of a fractional share, a U.S. holder generally should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. holder’s aggregate tax basis in his, her or its shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. holder’s aggregate tax basis in his, her or its shares of common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of common stock), and such U.S. holder’s holding period in his, her or its shares of common stock received should include such U.S. holder’s holding period of his, her or its shares of common stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. holders holding shares of common stock that were acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

As noted above under the heading “Principal Effects of the Reverse Stock Split”, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fractional share of common stock to round up to the next whole share of common stock. The U.S. federal income tax considerations applicable to a U.S. Holder of the receipt of such an additional fractional share are not clear. A U.S. holder that receives a full share of common stock in lieu of a fractional share may recognize income as a deemed distribution or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representations as to whether the receipt of one whole share of common stock in lieu of a fractional share of common stock will result in income as a deemed distribution or gain to any stockholder. U.S. holders should consult their own tax advisors as to the possible tax consequences of receiving an additional fractional share of common stock in the Reverse Stock Split.

Vote Sought

Approval of this Proposal No. 1 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting. Abstentions are not considered votes cast and will therefore have no effect on this proposal. Because we believe that brokers have discretionary authority to vote on the Reverse Stock Split, we do not expect any broker non-votes in connection with this proposal.

Recommendation

The Board recommends a vote “FOR” the approval of Proposal No. 1.

PROPOSAL NO. 2 — APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING

The Board believes that, if the number of votes cast in favor of the Reverse Stock Split Proposal is insufficient to approve such proposal, it is in the best interests of the Company and its stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve such proposal.

In Proposal No. 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.

Approval of the adjournment of the Special Meeting requires the affirmative vote of a majority of votes cast (excluding abstentions and broker non-votes) on this proposal. Abstentions will have no effect on the outcome of Proposal No. 2. Because we believe that brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Vote Sought

Approval of this Proposal No. 2 requires the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting. Abstentions are not considered votes cast and will therefore have no effect on this proposal. Because we believe that brokers have discretionary authority to vote on the adjournment of the special meeting, we do not expect any broker non-votes in connection with this proposal.

Recommendation

The Board recommends a vote “FOR” the approval of Proposal No. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025, relating to our 2017 Plan:

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options and Rights	(b) Weighted- average Exercise Price of Outstanding Options and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by stockholders(1)	3,357,516	$6.82	1,816,303
Equity compensation plans not approved by stockholders(3)	283,951	—	—
Total	3,641,467	$6.82	1,816,303

____________

(1)      A total of 7,900,000 shares of Class A Stock has been reserved for issuance under the 2017 Plan. As of December 31, 2025, a total of 571,646 fully vested shares, 973,003 options to purchase shares of our Common Stock and 4,539,048 RSUs and PSUs have been issued under the 2017 Plan, net of forfeitures and cancellations.

(2)      Excludes the impact of service and market condition RSUs, which vest for no consideration.

(3)      Pursuant to Mr. Vogensen’s employment agreement, 283,951 inducement grants awarded to Mr. Vogensen on March 14, 2024, remain outstanding that were issued outside of the 2017 Plan, in accordance with Nasdaq Listing Rule 5635(c).

Security Ownership of Certain Beneficial Owners

The following table sets forth information known to us regarding the beneficial ownership of shares of Common Stock as of the Record Date, by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock as of the Record Date;

•        each of our current named executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

5% Stockholders, Directors, Executive Officers	Common Stock
	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock Beneficially Owned(16)
Coliseum(2)	61,131,909	49.6%
Somnigroup International, Inc.(3)	8,000,000	6.8%
Robert T. DeMartini(4)	1,476,928	1.4%
Robert Lucian(5)	60,000	*
Eric Haynor(6)	260,805	*
John J. Roddy IV(7)	281,025	*
Jeffrey L. Hutchings(8)	96,947	*
S. Hoby Darling(9)	48,765	*
Gary T. DiCamillo(10)	158,478	*
McNeil S. Fiske, Jr.		—
Adam L. Gray(2)	61,131,909	49.6%
Claudia Hollingsworth(11)	73,598	*
R. Carter Pate(12)	48,714	*
D. Scott Peterson(13)	3,233,959	3.0%
Erika Serow(14)	31,765	*
All directors and executive officers(15) (14 individuals)	66,774,950	54.0%

____________

*        Less than 1.0%

(1)      Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84048.

(2)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Coliseum is based solely on a Schedule 13D/A filed by Coliseum on May 6, 2025. According to Schedule 13D/A, Coliseum and related entities beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	61,131,909	61,131,909	61,131,909
Coliseum Capital, LLC	50,028,160	50,028,160	50,028,160
Coliseum Capital Partners, L.P.	46,894,711	46,894,711	46,894,711
Coliseum Capital Co-Invest III, L.P.	3,133,449	3,133,449	3,133,449
Adam Gray	61,131,909	61,131,909	61,131,909
Christopher Shackelton	61,131,909	61,131,909	61,131,909

         The information for Coliseum, Adam Gray and Christopher Shackelton consisted of (a) 46,855,291 shares of Class A Stock, and (b) 14,276,618 shares of Class A Stock that could then be acquired upon exercise of warrants (the “Warrants”) received in connection with the Amended and Restated Credit Agreement, providing the right to acquire one share of the Class A Stock per Warrant at a price of $1.50 per share, subject to adjustments. The number of shares beneficially owned as of the Record Date does not include 11,952,890 additional shares of Class A Stock that could be acquired upon exercise of the Warrants due to the Beneficial Ownership Cap in the Amended and Restated Credit Agreement. Calculated based upon 108,221,494 shares of Class A Stock outstanding as of May 6, 2025.

         The business address of Coliseum and related persons and entities is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Somnigroup International, Inc. is based solely on a Schedule 13G filed by Somnigroup International, Inc. on August 14, 2025. According to Schedule 13G, Somnigroup International, Inc. beneficially owns sole voting and dispositive power over 8,000,000 shares of Class A Stock as a result of holding warrants to acquire Class A Stock at an exercise price of $1.50 per share, subject to adjustment. Calculated based upon 108,243,946 shares of Class A Stock outstanding as of July 28, 2025, as reported in our Form 10-Q filed with the Securities and Exchange Commission on July 30, 2025.

(4)      Consists of (i) 976,928 shares of Class A Stock, and (ii) 500,000 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days.

(5)      Consists of 60,000 shares of Class A Stock.

(6)      Consists of 260,805 shares of Class A Stock.

(7)      Consists of 281,025 shares of Class A Stock.

(8)      Consists of 96,947shares of Class A Stock.

(9)      Consists of 48,765 shares of Class A Stock.

(10)    Consists of 158,478 shares of Class A Stock.

(11)    Consists of 73,598 shares of Class A Stock held by i2CEO, LLC. Ms. Hollingsworth has voting and dispositive control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(12)    Consists of 48,714 shares of Class A Stock. Mr. Pate has notified the Board that he will not stand for reelection at the 2026 Annual Meeting.

(13)    Consists of 3,233,959 shares of Class A Stock held by the Scott and Christina Peterson 101 Trust.

(14)    Consists of 31,765 shares of Class A Stock.

(15)    Consists of (i) 51,998,332 shares of Class A Stock, (ii) 14,276,618 shares of Class A Stock issuable upon the exercise of outstanding Warrants, and (iii) 500,000 shares of Class A Stock issuable upon the exercise of outstanding options.

(16)    Percentages based on (i) 108,825,636 shares of Class A Stock as of the Record Date and (ii) 163,052 shares of Class B Stock outstanding as of the Record Date.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future stockholders meeting if they comply with SEC rules, state law and our Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2027 annual meeting of stockholders. In accordance with Rule 14a-8(b)(2), stockholder proposals, along with proof of ownership, must be received by us not later than December 24, 2026, which is 120 calendar days prior to the anniversary date of when the proxy statement in connection with our 2026 annual meeting of stockholders was released to stockholders, or a reasonable time before we begin to print and mail our proxy materials if the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of the date of the 2026 annual meeting of stockholders. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. To be timely for the 2027 annual meeting of stockholders, a stockholder’s notice must be delivered or mailed to and received by us between February 9, 2027, and March 11, 2027. However, in the event that the 2027 annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. In no event shall the public announcement of an adjournment or recess of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee; (B) the principal occupation or employment of the proposed nominee; (C) a written questionnaire with respect to the background and qualifications of the proposed nominee, completed by the proposed nominee in the form required by the Company (which form such stockholder of record shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder of record (for the sole use of such stockholder of record) within 10 days after receiving such request); (D) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person; and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names); (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (iii) a representation from such stockholder as to whether such stockholder or any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such stockholder intends or is part of a group that intends to (A) solicit proxies in support of the election of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act or (B) engage in a solicitation with respect to the nomination or other business, as applicable, and if so, the name of each participant in such solicitation.

If (A) any stockholder or any person or entity who is a member of a “group” with such stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) such stockholder or person or entity who is a member of a “group” with such stockholder subsequently (x) notifies the Company that such stockholder or person or entity who is a member of a “group” with such stockholder no longer intends to solicit proxies in support of the election or re-election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, then the Company shall disregard any proxies solicited for that proposed nominee. Upon request by the Company, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

Any stockholder proposing individuals to nominate for election or re-election as a director shall notify the Secretary of the Company within two business days of becoming aware that such stockholder or any person or entity who is a member of a “group” with such stockholder no longer intends to solicit proxies in accordance with the representation made as set forth above.

The Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within 10 days following any reasonable request therefor from the Board or any committee thereof.

Stockholder proposals must be in writing and should be addressed to c/o Purple Innovation, Inc., Attention: Corporate Secretary, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The chairperson of the 2027 annual meeting of stockholders reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

HOUSEHOLDING

We may deliver a single copy of the proxy materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. To take advantage of this opportunity, the Company and banks and brokerage firms that hold your shares may deliver only one set of proxy materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. A stockholder who wishes to receive separate proxy materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Purple Innovation, Inc., 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84048 or by calling (801) 756-2600 ext. 6304. Stockholders of record sharing an address who receive multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company’s shares of Common Stock and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

Other than Proposals No. 1 and 2, no other matters are to be submitted to the stockholders at the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement is available free of charge on our internet website, www.purple.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this proxy statement.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PURPLE INNOVATION, INC.

Purple Innovation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:

That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Section 4.1 of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“Section 4.1 Authorized Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is Three Hundred and Five Million (305,000,000) shares, consisting of (a) Two Hundred and Ten Million (210,000,000) shares of class A common stock, par value $0.0001 per share (the “Class A Common Stock”), (b) Ninety Million (90,000,000) shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and (c) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class will be required therefor. Notwithstanding the foregoing, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (i) the exchange of Class B Common Stock and Class B Units (as defined in Article XI) pursuant to the Exchange Agreement (as defined in Article XI) and (ii) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Effective at            on            , 2026 (the “Reverse Stock Split Effective Time”), a one-for-            reverse stock split of the Corporation’s Class A Common Stock and Class B Common Stock shall become effective, pursuant to which: (i) each            shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Class A Common Stock from and after the Reverse Stock Split Effective Time, and (ii) each            shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Reverse Stock Split Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Reverse Stock Split Effective Time and shall represent one share of Class B Common Stock from and after the Reverse Stock Split Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Class A Common Stock or Class B Common Stock will be issued in connection with the Reverse Stock Split. Any fractional shares of Class A Common Stock or Class B Common Stock that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share; provided, that where shares are held in certificated form, the surrender of a stockholder’s Old Certificates (as defined below) will be required. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.”

SECOND:	That, at a special meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [•] day of [•], 2026.

PURPLE INNOVATION, INC.
By:
Robert DeMartini Chief Executive Officer

A-2

PURPLE INNOVATION, INC. SPECIAL MEETING OF STOCKHOLDERS JULY 2, 2026, 10:00 A.M. MOUNTAIN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Robert Lucian and Dan Munro and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of PURPLE INNOVATION, INC. held of record by the undersigned at the close of business on May 28, 2026, at the Special Meeting of Stockholders of PURPLE INNOVATION, INC. to be held on July 2, 2026 at 10:00 a.m., Mountain Time. This meeting will be conducted exclusively via a live audio webcast. In order to attend and vote at the Special Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of June 30, 2026 at 5:00 p.m. Eastern Time. Once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Special Meeting and will permit you to submit questions. The meeting webcast will begin promptly at 10:00 a.m. Mountain Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s Class A common stock and Class B common stock at a ratio ranging from any whole number between 1-for-10 and 1-for-30, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendment (the “Reverse Stock Split Proposal”). For Against Abstain 2. Approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Stock Split Proposal. For Against Abstain THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSAL 1 AND PROPOSAL 2 LISTED ABOVE. Please check this box if you plan to attend the Special Meeting via the live audio webcast. DATE: Signature Signature Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person. □ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future. EMAIL ADDRESS: Please Date, Sign and Return TODAY in the Enclosed Envelope. No Postage Required if Mailed in the United States.

Do not discard. This is your Proxy Card for voting. See reverse side. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held on July 2, 2026 The proxy statement and Form 10-K are available at https://annualgeneralmeetings.com/prplsp2026 Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to https://annualgeneralmeetings.com/prplsp2026 Enter your control number (12 digit number located below) Via Mail: Pacific Stock Transfer Company Attn: Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, NV 89119 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Mountain Time, on July 1, 2026. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card. Votes cast by mail must be received no later than 11:59 p.m., Mountain Time, on July 1, 2026.